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                                                               Exhibit 99(c)(11)

                     THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                         Small Company Growth Portfolio

          SUPPLEMENT (the "Supplement") to INVESTMENT ADVISORY AGREEMENT dated as of May 31, 1997 by and between Morgan Stanley Universal Funds, Inc. (now known as The Universal Institutional Funds, Inc.) (the "Fund") and Morgan Stanley Asset Management Inc. (now known as Morgan Stanley Investment Management Inc.) (the "Adviser") (the "Agreement").

                                    RECITALS

          WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

          WHEREAS, the Fund has created one additional portfolio: Small Company Growth Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

          Now, therefore, the parties agree as follows:

          As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

          The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

          Small Company Growth Portfolio

          Assets                                   Percentage Rate

          First $500 million

          From $500 million to $1 billion

          More than $1 billion

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          [Signature Page Follows]

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          The parties listed below have executed this Supplement as of the 25th day of February, 2003.

MORGAN STANLEY INVESTMENT                     THE UNIVERSAL INSTITUTIONAL FUNDS,
MANAGEMENT INC.                               INC.


/s/ Ronald E. Robison                         /s/ Ronald E. Robison
_____________________________                 ---------------------
Name: Ronald E. Robison                       Name:   Ronald E. Robison
Title: Managing Director                      Title:  President